EXHIBIT 10.1







                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2002,

                                 BY AND BETWEEN

                         EXCELSIOR RADIO NETWORKS, INC.,
                                   AS BORROWER

                                       AND
                                SUNSHINE II, LLC,
                                    AS LENDER


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                                    SCHEDULES

    Schedule 3.8                   Transactions with Affiliates
    Schedule 3.9                   Permitted Management Fees
    Schedule 5.3(A)                Jurisdiction of Organization
    Schedule 5.3(C)                Qualification to Transact Business
    Schedule 5.4                   Governmental Approvals
    Schedule 5.9                   Litigation, Etc.
    Schedule 5.10                  Labor Matters
    Schedule 5.15                  Certain Agreements and Material Contracts
    Schedule 5.16                  Title to Properties
    Schedule 5.17                  Subsidiaries and Affiliates




                                    EXHIBITS


    Exhibit 1.1(a)                           Form of Original Note
    Exhibit 1.1(b)                           Form of New Note
    Exhibit 4.1(b)                           Form of Compliance Certificate

                             INDEX OF DEFINED TERMS

Defined Term                                       Defined in Section
------------                                       ------------------

Accounting Changes                                          ss.4.2
Adjusted Purchase Price                                     ss. 9.1
Affiliate                                                   ss.9.1
Agreement                                                   ss.9.1
Amended Note                                                ss.1.1(a)
Applicable Law                                              ss.9.1
Asset Disposition                                           ss.9.1
Bankruptcy Code                                             ss.9.1
Borrower                                                      Preamble
Business Day                                                ss.9.1
Capital Lease                                               ss.9.1
Cash Equivalents                                            ss.9.1
Change                                                      ss.9.1
Change Note                                                 ss.9.1
Closing Date                                                ss.9.1
Collateral                                                  ss.9.1
Compliance Certificate                                      ss.4.1(b)
Contingent Obligation                                       ss.9.1
Default                                                     ss.9.1
Dial                                                        ss.9.1
Dial Security Agreement                                     ss.9.1
Environmental Laws                                          ss.9.1
Event of Default                                            ss.6.1
Borrower                                                      Preamble
GAAP                                                        ss.9.1
Governmental Approvals                                      ss.9.1
Governmental Authority                                      ss.9.1
Guarantee                                                   ss.9.1
Indebtedness                                                ss.9.1
Indemnitees                                                 ss.8.1
Intellectual Property Rights                                ss.5.8
Investment                                                  ss.9.1
IRC                                                         ss.9.1
Lender                                                        Preamble
Lien                                                        ss.9.1
Loan Documents                                              ss.9.1
Loan(s)                                                     ss.9.1
Material Adverse Effect                                     ss.9.1
Material Contracts                                          ss.9.1
Maturity Date                                               ss.9.1

Net Proceeds                                                ss.9.1
New Loan                                                    ss.1.1(b)
New Note                                                    ss.1.1(b)
New Security Agreement                                      ss.9.1
Note(s)                                                     ss.9.1
Obligations                                                 ss.9.1
Original Loan                                               ss.1.1(b)
Original Note                                               ss.1.1(b)
Original Security Agreement                                 ss.9.1
Permitted Encumbrances                                      ss.9.1
Person                                                      ss.9.1
Prime Rate                                                  ss.9.1
Restricted Junior Payment                                   ss.9.1
Sassower Trust                                                Preamble
Security Agreements                                         ss.9.1
Security Documents                                          ss.9.1
Security Interest                                           ss.9.1
Statement                                                   ss.4.1(a)(3)
Subsidiary                                                  ss.9.1
Tax Liabilities                                             ss.1.6(a)

                                CREDIT AGREEMENT


           This CREDIT AGREEMENT ("Agreement") is entered into as of September 30, 2002, among EXCELSIOR RADIO NETWORKS, INC., a Delaware corporation having an address at 450 Park Avenue, New York, New York 10022 (the "Borrower"), and SUNSHINE II, LLC, a Colorado limited liability company having an address at 5200 33rd Avenue, Suite 209, Fort Lauderdale, Florida 33309 (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in SUBSECTION 9.1 below.

                                R E C I T A L S:
                                - - - - - - - -

           WHEREAS, Lender has, prior to the date hereof, advanced the Original Loan to Borrower upon the terms and conditions set forth in Original Note; and

           WHEREAS, Borrower and Lender wish to amend and restate the terms and conditions of the Original Note upon the terms and conditions set forth in the Amended Note and in the other Loan Documents; and

           WHEREAS, Lender has agreed to finance the New Loan to the Borrower upon the terms set forth in, and for the uses as provided in the Loan Documents; and

           WHEREAS, in consideration of the benefit of the New Loan and the refinancing of the Original Loan Dial intends to guarantee the obligations of the Borrower under the Loan Documents; and

           WHEREAS, the Borrower and Dial intend to secure all of their Obligations (including the obligations of Dial as a Guarantor) under the Loan Documents by granting to Lender a first priority (unless otherwise set forth in the Loan Documents) security interest in and lien upon all of their now owned or hereafter acquired accounts receivable.

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree, as follows:


                     SECTION 1. AMOUNTS AND TERMS OF LOANS

                     1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Borrower contained herein and in the other Loan Documents:

                     (a) Original Loan. Lender agrees to amend and restate, on the Closing Date, the Original Note in the amount of Five Hundred Thousand Dollars ($500,000) (the "Original Loan"), provided all conditions precedent set forth in Section 7 are satisfied or waived. Amounts borrowed under this

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Subsection 1.1(a) that are repaid or prepaid may not be reborrowed. Borrower shall execute and deliver to Lender the amended and restated original note in the form attached to this Agreement as EXHIBIT 1.1(A) (the "Amended Note"), dated the Closing Date, in the principal amount of the Original Loan.

                     (b) New Loan. Lender agrees to lend to Borrower, on the Closing Date, the sum of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "New Loan"), provided all conditions precedent set forth in
Section 7 are satisfied or waived. Amounts borrowed under this Subsection 1.1(b) that are repaid or prepaid may not be reborrowed. Borrower shall execute and deliver to Lender the note in the form attached to this Agreement as EXHIBIT 1.1(B) (the "New Note"), dated the Closing Date, in the principal amount of the New Loan.

                     (c) Advances. The New Loan will be made available by wire transfer of immediately available funds. Borrower hereby authorizes Lender to wire the New Loan amount to Change in accordance with the instructions set forth below:

                     Bank Name:  JPMorgan Chase
                     Bank Address:  401 Madison Ave
                     New York, NY  10017
                     ABA:  021000021
                     Account:  530-599961
                     Account Name: Change Technology Partners

                     1.2 Interest.

                     (a) Interest. Commencing as of the Closing Date, the Loans shall accrue interest at a rate equal to the Prime Rate plus two hundred (200) basis points.

                     (b) Calculation and Payment. Interest on the Loans shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed. The date of payment of any Loan or interest on any Loan shall be excluded from the calculation of interest. Interest accruing on each Loan is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter commencing December 31, 2002; (ii) the prepayment of such Loan (or portion thereof); and (iii) the applicable Maturity Date whether by acceleration or otherwise.

                     (c) Default Rate of Interest.At the election of Lender, after the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at the rate of eighteen percent (18%) per annum.

                     (d) Excess Interest. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under applicable law. If under or from any circumstances whatsoever, fulfillment


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of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit permitted by applicable law then the obligation to be fulfilled shall automatically be reduced to the limit permitted, and if under or from circumstances whatsoever Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest. In the event of a conflict, this provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

                     1.3 Use of Proceeds. Borrower agree that the proceeds of the Loans shall be used only in accordance with the following:

                     (a) The proceeds of the New Loan shall be applied on the Closing Date to repay all principal and any accrued and unpaid interest due on the Change Note.

                     (b) Borrower and Lender agree that the indebtedness under the Original Note shall remain outstanding following the Closing but that the terms and conditions of the Original Note shall be amended and restated as set forth in this Agreement, the Amended Note, and the other Loan Documents.

                     1.4 Fees and Expenses. Borrower agrees to pay promptly all reasonable and documented out-of-pocket fees, costs and expenses (including those reasonable fees and expenses of attorneys) incurred by Lender in connection with (A) any matters contemplated by or arising out of the Loan Documents, (B) the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein;
(C) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security, any tax (of the type discussed in Subsection 7.8(b)) payable in connection with any Loan Documents and any amendments, modifications and waivers; (D) any amendment, supplement, waiver or modification of any of the Loan Documents; and (E) any Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with Subsection 1.6(f), and secured by the Collateral. Following an Event of Default, any fees, costs and expenses which are not paid within thirty (30) days of presentment, may be debited and added to the principal amount of the Loans without notice. Anything herein to the contrary notwithstanding, the fees and expenses of counsel for Lender shall not exceed Fifty Thousand Dollars ($50,000) through to the Closing Date.

                     1.5 Payments.

                     (a) Funds. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Lender by wire transfer to such account(s) as Lender may from time to time designate.


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                     (b) Credit. Borrower shall receive credit on the day of
receipt for funds received by Lender by 1:00 p.m., New York, New York time, on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                     (c) Payment Set Aside. To the extent Borrower, or any other Person on behalf of Borrower, makes a payment or payments to Lender in order to satisfy any amount of Borrower's Obligations, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, or any combination of the foregoing (whether by demand, litigation, settlement or otherwise), then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be reinstated and continued in full force and effect as if such payment or proceeds had not been received by Lender.

                     1.6 Repayments of Loans.

                     (a) Scheduled Repayments of Loans. Borrower shall repay the aggregate outstanding principal balance on the Notes on and by the applicable Maturity Date. All repayments of the Loans shall be applied in accordance with Subsection 1.6(f), and shall be accompanied by accrued interest on the amount repaid.

                     (b) Voluntary Prepayment of Loan. Upon three (3) Business Day's prior notice, Borrower may prepay the applicable Loan, in whole or in part. All prepayments shall be in a minimum amount of at least Ten Thousand Dollars ($10,000) or other lesser amounts as may equal the then outstanding principal amounts of the Loan being repaid, and all prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and any amount so repaid may not be re-borrowed.

                     (c) Repayments from Insurance Proceeds. Immediately upon their receipt, Borrower shall repay the Loans in an amount equal to all Net Proceeds received by Borrower or any of its Subsidiaries which are insurance proceeds from any Asset Disposition; provided, however, that Borrower shall not be required to apply an amount of such Net Proceeds to repay the Loans (and such Net Proceeds shall be released to Borrower or Subsidiary in such amount) equal to an amount up to One Hundred Thousand Dollars ($100,000) in any calendar year if the following requirements are satisfied: (i) such proceeds are pledged to Lender, (ii) no Event of Default has occurred and is continuing, and (iii) Borrower or such Subsidiary has taken steps in good faith and customary in its industry to replace the damaged Collateral and in any event such replacement or restoration has occurred within two hundred and seventy (270) days of receipt by Borrower or such Subsidiary of such proceeds. All such repayments (other than prepayments under Subsection 1.6(a) as contemplated in this Subsection) shall be applied in accordance with Subsection 1.6(f).

                     (d) Repayments from Certain Asset Dispositions. Immediately upon receipt by Borrower or any of its Subsidiaries of Net Proceeds (other than insurance proceeds) from any Asset Disposition, Borrower shall repay the Loans


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in an amount equal to such Net Proceeds; provided, however, that Borrower shall not be required to repay the Loans with the Net Proceeds of Asset Dispositions if all of the following conditions are satisfied: (i) the aggregate market value of such assets sold in any one transaction or series of related transactions does not exceed $100,000; (ii) the aggregate market value of such assets sold during any calendar year does not exceed $250,000; (iii) the consideration received is at least equal to the fair value of such assets; (iv) the sole consideration received is cash or marketable securities; and (v) no Default or Event of Default then exists or shall result from the Asset Disposition. All such repayments shall be applied in accordance with Subsection 1.6(f).

                  (i) Subsection 1.6(d)(i) notwithstanding, Borrower shall not be required to apply an amount of such Net Proceeds to repay the Loans (and such Net Proceeds shall be released to Borrower or Subsidiary in such amount) equal to an amount up to One Hundred Thousand Dollars ($100,000) in any calendar year if the following requirements are satisfied: (i) such proceeds are pledged to Lender, (ii) no Event of Default has occurred and is continuing, and (iii) Borrower or such Subsidiary has taken steps in good faith and customary in its industry to replace the Collateral sold and in any event such replacement has occurred within two hundred and seventy (270) days of receipt by Borrower or such Subsidiary of such proceeds.

                  (ii) All such repayments shall be applied in accordance with Subsection 1.6(f).

                     (e) Repayments from Debt or Equity Issuances. Immediately upon receipt by Borrower or any of its Subsidiaries of Net Proceeds relating to the issuance by Borrower or any of its Subsidiaries of any public or private debt (other than pursuant to Subsection 3.3, or solely for the purpose of refinancing indebtedness permitted under Subsection 3.1 hereof) or any equity (other than issuance of equity upon conversion or exercise of any security outstanding on the date hereof), Borrower shall repay the Loans in an amount equal to such Net Proceeds. All such repayments shall be applied in accordance with Subsection 1.6(f).

                     (f) Application of Repayments. All repayments of a Loan shall be applied first to fees and expenses due Lender under the Loan Documents, then to accrued and unpaid interest, and then to the outstanding principal balance of the Loan.

                     1.7 [RESERVED]

                     1.8 Loan Accounts. Lender will maintain loan account records for (A) all Loans, interest charges and payments thereof, (B) the charging and payment of all fees, costs and expenses and (C) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lender, absent manifest error, provided that any failure by Lender to maintain such records shall not limit or affect Borrower's obligation to pay.

                     1.9 Taxes.


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                     (a) No Deductions. Any and all payments or reimbursements
made under the Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on net income, "Tax Liabilities"), excluding, however, (i) any taxes imposed on income or any franchise tax imposed in lieu of a net income tax; and
(ii) any taxes imposed on Lender (or any Person or entity with an interest in Lender). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender then, except as provided in Subsection 1.9(b), Borrower shall pay such amounts to the appropriate Governmental Authority and provide Lender with satisfactory documentary evidence of such payment within ten (10) days after such payment and the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

                     (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority (x) does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes or franchise taxes imposed in lieu of net income taxes, or changes in the rate of such taxes); or (y) does or shall impose on Lender any other condition or increased cost in connection with the transactions contemplated hereby; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder, or to reduce any amount receivable hereunder, as the case may be, then, in any such case, the Borrower shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.9, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

                     1.10 Term of This Agreement. All of the Obligations shall become due and payable as otherwise set forth herein (including, without limitation, with respect to Obligations relating to the Original Note on the Maturity Date applicable to the Original Note), but in any event, all of the remaining Obligations shall become due and payable on the Maturity Date applicable to the New Note. This Agreement shall remain in effect through and including, and (except with respect to provisions hereof expressly stated herein to survive any such termination) shall terminate immediately after, the date on which all Obligations shall have been irrevocably paid and satisfied in full.

                     1.11 Board Rights. For so long as any of the principal of the Loans remains outstanding, and no later than November 30, 2002 or the date of its next annual stockholders meeting (whichever is first), the Borrower shall


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nominate a nominee of the Lender (the "Sunshine Designee") to be elected to the
Board of Directors of the Borrower. For so long as any of the principal of the Loans remains outstanding, upon the removal or resignation of the Sunshine Designee, Borrower shall cause another nominee of the Lender to be elected to the Board of Directors of the Borrower in lieu of such initial Sunshine Designee. The Lender's rights hereunder are in addition to any rights relating to the election of directors that Lender has in its capacity as a shareholder of Borrower and/or under any other agreement. At all times, the Sunshine Designee and any designee of the Lender elected in lieu thereof shall have the right to attend as an observer all meetings of the audit committee and the executive committee of the Borrower.

                     SECTION 2. AFFIRMATIVE COVENANTS


                     Borrower hereby covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply, and shall cause each of its Subsidiaries to perform and comply, with all covenants in this Section 2.

                     2.1 Compliance With Laws. Borrower will comply with and will cause its Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, and employee retirement and welfare benefits) as in effect in all jurisdictions in which Borrower and any Subsidiary of Borrower is now or hereafter doing business, other than those Applicable Laws the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Subsection 2.1 shall not preclude Borrower or any Subsidiary of Borrower from contesting any taxes or other payments, if such taxes and other payments are being diligently contested in good faith and if adequate reserves (if required by law) therefor are maintained in conformity with GAAP.

                     2.2 Maintenance of Books and Records; Properties;
Insurance.

                     (a) Books and Records. Borrower will keep and will cause each of its Subsidiaries to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all Collateral used in its business and the business of its Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will and will cause each of its Subsidiaries to maintain complete, accurate and up-to-date books, records, accounts and other information relating to all Collateral in such form and in such detail as may be reasonably satisfactory to Lender.

                     (b) Insurance. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, commercial general liability, property loss and damage and business interruption insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss and damage of the kinds customarily carried or maintained by similarly situated corporations engaged in the radio and advertising industry and of such types, with such insurers, in such amounts,


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with such limits and deductibles and otherwise on such terms and conditions as shall be acceptable to Lender in its reasonable discretion and will deliver evidence thereof to Lender on or prior to the Closing Date, and thereafter at least thirty (30) days prior to any expiration thereof, evidence of renewal of such insurance. All property loss and damage insurance shall be on an all-risk basis and shall insure property for the full replacement cost thereof and contain an agreed amount endorsement waiving any coinsurance penalty. Borrower will cause each insurance policy to be subject to such endorsements and assignments as shall be satisfactory to Lender, including but not limited to naming Lender as lender loss payee in the case of property loss and damage insurance, as assignee in the case of all business interruption insurance, and as an additional insured in the case of all liability insurance. Liability for premiums shall be solely a liability of Borrower.

                     2.3 Inspection; Lender Meeting. Borrower will permit and will cause each of its Subsidiaries to permit any authorized representatives of Lender to visit and inspect any of its properties and the properties of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, for the purpose of determining or monitoring the value of the Collateral and discuss its and their affairs, finances and business with its and their officers, employees and certified public accountants, upon reasonable prior notice at such reasonable times during normal business hours and as often as may be reasonably requested but in any event, and providing that no Event of Default shall be continuing, not more that two (2) times each calendar quarter.

                     2.4 Legal Existence, Etc. Except as otherwise permitted by Subsection 3.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and good standing and all rights and franchises material to its or their business.

                     2.5 Use of Proceeds. Borrower will use the proceeds of the Loans, and will cause any of its Subsidiaries who receive (directly or indirectly) proceeds of the Loans to use such proceeds, solely for the purposes described in Subsection 1.3. No part of any Loan will be used (directly or indirectly) to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

                     2.6 Further Assurances. Borrower will do, and will cause each of its Subsidiaries to, execute and deliver all such additional and further acts, documents and instruments as Lender requests to consummate the transactions contemplated hereby and to vest completely in and assure Lender of its rights under this Agreement and the other Loan Documents, including such financing statements, documents, security agreements and reports to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents.

                     2.7 Investment Company Act; Public Utility Holding Act.Neither the Borrower nor any of its Subsidiaries shall be or become an "investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries shall be or become a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.


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                     SECTION 3. NEGATIVE COVENANTS

           Borrower hereby covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply, and shall cause each of its Subsidiaries to perform and comply, with all covenants in this Section 3.

                     3.1 Indebtedness. Except as set forth on Schedule 3.1, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than: (A) the Obligations; (B) the Contingent Obligations permitted by Subsection 3.4; (C) Indebtedness between Borrower and a Subsidiary permitted under Subsection 3.12; (D) Indebtedness under purchase money security agreements, Capital Leases and equipment leases, the aggregate amount for Borrower and its Subsidiaries of which shall not exceed $200,000 at any one time; and (E) renewals, extension, refinancings and refundings of Indebtedness permitted by Subsection 3.1, provided that any such renewal, extension, refinancing or refunding is in an aggregate principal amount of not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended refinanced or refunded.

                     3.2 Liens and Related Matters.

                     (a) No Liens. Except as set forth on Schedule 3.2(A). Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including but not limited to any document or instrument with respect to accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances and any Lien securing the extension, renewal, refinancing or refunding of any Indebtedness secured by any Lien permitted by Subsection 3.2 without (i) any change in the assets subject to such Lien or (ii) any increase in the amount of Indebtedness secured by the assets subject to such Lien.

                     (b) No Negative Pledges. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or assume any agreement (other than the Loan Documents or instruments entered into in connection with Permitted Encumbrances) prohibiting the creation or assumption of any Lien upon its or their properties or assets, whether now owned or hereafter acquired.

                     3.3 Investments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person except that Borrower and its Subsidiaries may make and own (A) Investments in Cash Equivalents, provided that such Cash Equivalents are not subject to set off rights; (B) Any Investment in any note constituting Indebtedness under Subsection 3.1(C) above; (D) equity Investments in Borrower or in a Subsidiary that is a guarantor of the Obligations; and (E) Investments not in Cash Equivalents in an aggregate amount for Borrower and its Subsidiaries not to exceed $100,000 outstanding at any one time (provided that any such Investment shall not cause a breach of any Regulation of the Federal Reserve Board).

                     3.4 Contingent Obligations. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except those: (i) resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) arising under indemnity agreements to title insurers in connection with mortgagee title insurance policies in favor of Lender; (iii) arising with respect to customary indemnification obligations incurred in connection with permitted Asset Dispositions (provided that such obligations shall in no event exceed the amount of proceeds received in connection therewith); (iv) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability for Borrower and its Subsidiaries; and (v) incurred as a guaranty of Indebtedness permitted by Subsection 3.1 (provided that such guaranty obligation shall in no event exceed the amount of such Indebtedness plus other related costs and expenses of collection as set forth in such guaranty).

                     3.5 Restricted Junior Payments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment other than a Restricted Junior Payment made by Borrower to Guarantor or from Guarantor to Borrower.

                     3.6 Restriction on Fundamental Changes. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) unless and only to the extent required by law, amend, modify or waive any term or provision of its articles of organization, operating agreement, management agreements, articles of incorporation, certificates of designations pertaining to preferred stock or by-laws other than an amendment, modification or waiver that is solely ministerial or administrative in nature and that could not reasonably likely have an adverse effect on the interests of Lender; provided, however, that Borrower shall promptly give Lender notice of any such amendment, modification or waiver; (ii) enter into any transaction of merger or consolidation except that any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity); or (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

                     3.7 Disposal of Assets or Subsidiary Stock. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, sublease, transfer or otherwise dispose of, or grant to any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (i) bona fide sales of inventory to customers in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (ii) fair market value sales of Cash Equivalents; (iii) leasing or subleasing of its property in the ordinary course of business; and (iv) all other Asset Dispositions if all of the following conditions are met: (a) as to Borrower and its Subsidiaries, the aggregate market value of assets sold in any one transaction or series of related transactions does not exceed $250,000; (b) the market value of such assets sold in any one transaction or series of related transactions for any twelve month period does not exceed $500,000 in the aggregate for Borrower and its Subsidiaries; (c) the consideration received by Borrower or its Subsidiaries is at least equal to the fair market value of such assets; (d) the sole consideration received is cash or marketable securities;

(e) Borrower is in compliance with all other terms and conditions contained in this Agreement; and (f) no Default or Event of Default then exists or shall result from the Asset Disposition.

                     3.8 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on Schedule 3.8; (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate; or (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.

                     3.9 Management Fees. Other than as set forth on Schedule 3.9, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any management or other similar fees to any Person (other than (i) to Borrower or to a Subsidiary of Borrower that is also a guarantor of the Loan Documents and (ii) in an amount not to exceed $50,000 per annum), provided, however, that no such payments may be made upon the occurrence and during the continuance of a Default or an Event of Default.

                     3.10 Conduct of Business.Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of radio programs and advertising development and sales and any other business complimentary thereto.

                     3.11 Fiscal Year. Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year, which ends on December 31.

                     3.12 Subsidiaries. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, establish, create or acquire any Subsidiary unless such Subsidiary executes a joinder agreement, security agreement and guaranty which are in form and substance satisfactory to Lender.

                     3.13 Modification of Agreements. Borrower will not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Material Contracts, except to the extent such change, amendment, modification or consent is not materially adverse to Lender and would not otherwise have a Material Adverse Effect.

                     3.14 Original Note. No later than October 1, 2002, Borrower will pay to Lender in immediately available funds, by wire transfer to an account specified by Lender, all interest accrued on the Original Note through September 30, 2002, under the terms of the Original Note.

                     SECTION 4. FINANCIAL COVENANTS AND REPORTING

                     4.1 Reports and Covenants. Borrower hereby covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower (where indicated) shall perform and comply with, and shall cause each of its Subsidiaries (where indicated) to perform and comply with, all covenants in this Section 4. For the purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Subsidiaries.

                     (a) Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver or cause to be delivered each of the financial statements and other reports described below to Lender.

                  (i) Monthly Financials. As soon as available and in any event within forty-five (45) days after the end of each January, February, April, May, July, August, October and November, Borrower will deliver or cause to be delivered consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income and Operating Cash Flow for such month, and for the period from the beginning of the then current fiscal year of Borrower to the end of such month.

                  (ii) Quarterly Financials; Other Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter, Borrower will deliver or cause to be delivered (i) consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, Stockholders' equity and Operating Cash Flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter, and (ii) a schedule of Investments made by Borrower or any of its Subsidiaries since the date such information was last provided to Lender.

                  (iii) Year-End Financials.As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, Borrower will deliver or cause to be delivered (i) consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and Operating Cash Flow for such fiscal year, (ii) reports with respect to the financial statements received pursuant to this Subsection from certified public accountants selected by Borrower and reasonably acceptable to Lender, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement"), as amended, entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

                     (b) Compliance Certificates. Together with each delivery of financial statements of Borrower and its Subsidiaries, as applicable, Borrower will deliver or cause to be delivered (i) a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.1(b) (each, a

"Compliance Certificate") signed by the chief executive officer, chief operating officer or chief financial officer of Borrower

                     (c) [RESERVED]

                     (d) Events of Default, Etc. Promptly upon any executive officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of the chief executive officer or chief operating officer of Borrower specifying the nature and period of existence of such event or condition and what action Borrower or such Subsidiary has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(b); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

                     (e) Litigation. Promptly upon any executive officer of Borrower obtaining knowledge of (i) the commencement of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries not previously disclosed by Borrower to Lender; or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries which, in each case or in the aggregate, is expected by counsel to Borrower to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matter.

                     (f) Supplemented Schedules; Corporate Changes. From time to time, and concurrently with the delivery by Borrower of the Compliance Certificates required by Subsection 4.1(B), Borrower shall, if necessary to prevent the same from becoming materially misleading, supplement in writing and deliver revisions of the Schedules annexed to this Agreement to the extent necessary to disclose material new or changed facts or circumstances after the Closing Date; provided, that (i) subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed; and (ii) any revised schedule shall not in and of itself be deemed a breach of any representation of the other Loan Documents so long as such schedules are delivered within thirty (30) days of Borrower becoming aware of the new information set forth therein.

                     (g) Regulatory and Other Notices. Within thirty (30) days after filing, receipt or becoming aware thereof, Borrower will deliver or cause to be delivered copies of any filings or communications sent to or notices and other communications received by Borrower, or any of its Subsidiaries from any Governmental Authority, including the Securities and Exchange Commission, relating to any noncompliance by Borrower or any of its Subsidiaries with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

                     (h) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower and any of its Subsidiaries as from time to time may be reasonably requested by Lender.

                     4.2 Accounting Terms; Utilization of GAAP. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Lender pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect financial covenants, standards or terms in this Agreement. "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by Borrower or any of its Subsidiaries; (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower or any of its Subsidiaries; and (iii) changes in the method of determining carrying value of Borrower's, or any of its Subsidiaries' assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                     SECTION 5. REPRESENTATIONS AND WARRANTIES

           In order to induce Lender to enter into this Agreement and make Loans, Borrower hereby represents and warrants to Lender on the Closing Date that for so long as any Obligations under the Loan Documents remain outstanding, that the following statements are true, correct and complete:

                     5.1 Disclosure. No information furnished by or on behalf of Borrower or any of its Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.7 or any other document, certificate, opinion or written statement furnished to Lender pursuant to this Agreement contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary, when taken as a whole with all information so furnished, in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

                     5.2 No Material Adverse Effect. Since January 1, 2002, there has been no event or change in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

                     5.3 Organization, Powers, Authorization and Good Standing.

                     (a) Organization and Powers. Borrower and its Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation (which jurisdiction is set forth on Schedule 5.3(A)). Borrower and its Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its obligations with respect thereto.

                     (b) Authorization; Binding Obligation. Each of the Borrower and its Subsidiaries has taken all necessary limited liability company, partnership, corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Lender), each enforceable against each of such parties, as applicable, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors' rights in general and general principles of equity.

                     (c) Qualification. Each of the Borrower and its Subsidiaries is duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each such Person is qualified and authorized to do business are set forth on Schedule 5.3 (C).

                     5.4 Compliance with Applicable Law. Except as set forth on
Schedule 5.4 hereto, the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Borrower or any of its Subsidiaries the failure to obtain or violation of which could reasonably be expected to result in a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Borrower or its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) except as required or permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

                     5.5 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where (i) the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP; or (ii) the failure to file any such tax return or pay any such tax is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect The charges, accruals and reserves on the books of each of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate, and each of the Borrower and its Subsidiaries do not anticipate any additional material taxes or assessments for any of such years.

                     5.6 Environmental Matters. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                     5.7 Financial Statements.

                     (a) All financial statements, factual information, reports and other papers and data concerning each of the Borrower and its Subsidiaries which have been furnished to Lender pursuant to this Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and disclose all material liabilities and Contingent Obligations of any of the Borrower or its Subsidiaries as at the dates thereof. Each of the Borrower and its Subsidiaries do not have outstanding, as of the Closing Date, and after giving effect to the Loans on the Closing Date, any Indebtedness for borrowed money or Contingent Obligations other than the Loans and the Indebtedness permitted under Subsection 3.1.

                     (b) All projections concerning each of the Borrower and its Subsidiaries which have been furnished to Lender were prepared and presented in good faith by or on behalf of Borrower and such Subsidiary. No fact is known to either Borrower which is reasonably likely (so far as Borrower can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Subsection 5.7(a) hereof or in such information, reports, papers and data or otherwise disclosed in writing to Lender prior to the date hereof.

                     5.8 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently or anticipated to be conducted (collectively, the "Intellectual Property Rights") without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. None of the Borrower and its Subsidiaries have been threatened with any litigation regarding Intellectual Property Rights that would present a material impediment to the business of any such Person.

                     5.9 Litigation, Investigations, Audits, Etc.

                     (a) Except as set forth on Schedule 5.9, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against or in any other manner relating adversely to the Borrower or its Subsidiaries or any of their properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority.

                     (b) None of the actions, suits, proceedings or investigations disclosed on Schedule 5.9 calls into question the validity of this Agreement or any other Loan Document, or individually or collectively could reasonably be expected to result in a judgment or liability which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                     (c) To Borrower' knowledge, none of the Borrower and its Subsidiaries are the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law which, individually or collectively, if determined adversely to Borrower or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

                     5.10 Employee Labor Matters. Except as set forth on
Schedule 5.10, (i) none of the Borrower or its Subsidiaries nor any of their employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, unfair labor practice complaints, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any such Person and its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                     5.11 Employee Benefit Plans. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                     5.12 Perfection and Priority. Except for Permitted Encumbrances, the Security Interest is a valid and perfected first priority lien, security title or security interest in the Collateral in favor of Lender, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Lien other than permitted pursuant to Subsection 3.2.

                     5.13 Solvency. Borrower: (i) owns and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower, and (b) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

                     5.14 Investment Company Act; Public Utility Holding Act.Neither the Borrower nor any of its Subsidiaries is an "investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither of the Borrower nor any of its Subsidiaries is a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                     5.15 Certain Agreements and Material Contracts. Schedule
5.15 sets forth a complete and accurate list of all loan agreements, indentures, guarantees, leases, Capital Leases and other similar credit or reimbursement agreements and all Material Contracts of the Borrower and its Subsidiaries. Each of the Borrower and its Subsidiaries has performed all of its material obligations under such agreements and Material Contracts and, to the best knowledge of Borrower, each other party thereto is in material compliance with each such agreement or Material Contract. Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof. Each of the Borrower and its Subsidiaries have made available a true and complete copy of each such agreement or Material Contract listed on Schedule 5.15 for inspection by Lender.

                     5.16 Title to Properties.Each of the Borrower and its Subsidiaries has such title or leasehold interest in and to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of each of the Borrower and its Subsidiaries delivered pursuant to Subsection 5.7, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Set forth on Schedule 5.16 is a true and complete list of all real property owned or leased by each of the Borrower and its Subsidiaries, or as to which Borrower or any of its Subsidiaries has a lease in effect on the date which is forty-five (45) days immediately preceding such representation.

                     5.17 Subsidiaries. Schedule 5.17 sets forth a complete and accurate list of all direct or indirect Subsidiaries of Borrower, including for each such Subsidiary whether such Subsidiary is wholly-owned by Borrower, and if not, the percentage ownership of Borrower or its Subsidiary in such Subsidiary.

                     SECTION 6. EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

                     6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                     (a) Payment. Failure to repay any outstanding principal amount of the Loans, or failure to pay any interest or any other amounts due under this Agreement or any other Loan Document within three (3) days after the due date thereof; or

                     (b) Default in Other Agreements. (i) Failure of Borrower or any of its Subsidiaries to pay when due , subject to any applicable grace period, any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligation having an aggregate principal amount in excess of $250,000; (ii) any other breach or default of the Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligation if the effect of such breach or default is to cause or to permit the holder or holders then to cause such Indebtedness or Contingent Obligation having an aggregate principal amount for the Borrower and its Subsidiaries in excess of $250,000 to become or be declared due prior to its stated maturity; or (iii) the continuation of any breach or default of Borrower or any of its Subsidiaries under any Material Contract beyond any applicable grace period which has a Material Adverse Effect;

                     (c) Payment of Loan from Change. If by 5:00 p.m. (New York, New York time) on April 2, 2003, all principal and any accrued but unpaid interest on the loan from Change to the Borrower, dated as of April 3, 2002, and the loan from the Lender to the Borrower, dated as of April 3, 2002, in the aggregate amount of Seven Million Dollars ($7,000,000) shall not have been repaid in full or, refinanced subordinate to the Loan and for a term extending beyond the term of the Notes.

                     (d) Breach of Certain Provisions. (i) Failure of Borrower or any of its Subsidiaries to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to the obligation of Borrower and each Subsidiary of Borrower, to maintain insurance, Subsection 2.4,
Section 3 or Section 4, except as provided in (ii) hereof; or (ii) failure of Borrower to perform or comply with any term or condition contained in Subsections 4.1(a) within thirty (30) days of receipt by Borrower or Subsidiary of notice from Lender of non-compliance after the date such performance or compliance is required; or

                     (e) Breach of Warranty. Any material representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries, in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant to any Loan Document is false in any material respect on the date made or deemed made; or

                     (f) Other Defaults Under Loan Documents. Borrower or any of its Subsidiaries or any Guarantor breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                     (g) Involuntary Bankruptcy; Appointment of Receiver; Etc.
(i) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within sixty (60) days; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries for all or a substantial part of the property of Borrower or any such Subsidiary; or

                     (h) Voluntary Bankruptcy; Appointment of Receiver; Etc. Borrower or any of its Subsidiaries (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of Borrower or any of its Subsidiaries, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of Borrower or any of its Subsidiaries; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

                     (i) Governmental Liens. Any Lien, levy or assessment (other than Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the other assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder and such Liens secures an amount individually or in the aggregate in excess of $250,000; or

                     (j) Judgment and Attachments.Any money judgment, writ or warrant of attachment or similar process (other than those described in Subsection 6.1(h)) involving an amount in any individual case or in the aggregate for or against Borrower and/or its Subsidiaries at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has not disclaimed coverage subject to customary reservations of rights) is entered or filed against Borrower or any of its Subsidiaries and/or any of their assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                     (k) Dissolution. Any order, judgment or decree is entered against Borrower, or any of its Subsidiaries decreeing the dissolution or split up of Borrower or such Subsidiary, and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

                     (l) Solvency. Borrower or any of its Subsidiaries ceases to be solvent or Borrower or any of its Subsidiaries admits in writing its present or prospective inability to pay its debts as they become due; or

                     (m) Injunction. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business and such order continues for more than fifteen (15) days and the result of which is reasonably likely to have a Material Adverse Effect; or

                     (n) ERISA; Pension Plans. (i) Borrower or any of its Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) a material accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of Borrower or any of its Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

                     (o) Environmental Matters. Borrower or any of its Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable Environmental Laws; or (iv) comply with any other Environmental Laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

                     (p) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void and Borrower or any of its Subsidiaries fails to promptly correct such cessation or declaration, or Borrower or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect. The previous sentence not withstanding, the unenforceability of one or more sections of this Agreement or any Loan Document shall not constitute an Event of Default provided that each Loan Document regarded individually and collectively as a whole accomplish to the reasonable satisfaction of the Lender, the original intent and purpose of the Loan Documents and preserve sufficient rights and remedies of the Lender as determined in the reasonable discretion of the Lender, including its rights in and to the Collateral for the practical realization of the purposes of the Loan Documents; or

                     (q) Damage; Strike; Casualty.Any material damage to, or loss, theft or destruction of a major portion of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of Borrower or any of its Subsidiaries if any such event or circumstance results in or could reasonably be expected to have a Material Adverse Effect; or

                     (r) Licenses, Permits and Contracts. (i) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired or utilized by Borrower, or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect and (ii) any breach, default or termination shall have occurred under any Material Contract by any of the parties thereto, or any Material Contract shall fail to be renewed or otherwise have ceased to be in full force and effect, if such breach, default, failure to renew, cessation or termination could reasonably be expected to have a Material Adverse Effect; or

                     (s) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in the Collateral or any substantial portion thereof, in each case, except to the extent that such failure to have a valid and perfected first priority security interest is caused solely by the failure of Lender to take any action reasonably within its control after obtaining knowledge thereof or being notified by Borrower in writing to take such action.

                     6.2 Acceleration.

                     (a) Upon the occurrence of an Event of Default set forth in Subsections 6.1(a), 6.1(b), 6.1(c), 6.1(g), 6.1(h), 6.1(k) and 6.1(l) as well as upon any breach by Borrower of Subsection 5.13, the unpaid principal amount of and accrued interest and fees on all Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.

                     (b) Subject to Subsection 6.2(a) above, upon the occurrence of any other Event of Default, the unpaid principal amount of and accrued interest and fees on all Loans and all other Obligations shall become immediately due and payable, upon receipt by Borrower of notice from Lender without any other requirements of any kind, all of which are hereby expressly waived by Borrower.

                     6.3 Rights of Collection. Upon the occurrence and during the continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured, or waived by Lender, Lender may exercise all of its rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower' Obligations under the Loan Documents.

                     6.4 Consents. Each of the Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Lender in the exercise of its rights under this Agreement and the other Loan Documents may require the consent of a third party. If counsel to Lender reasonably determines that the consent of a third party including a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Lender in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower's cost and expense, agrees to use their reasonable best efforts, and to cause its Subsidiaries to use their reasonable best efforts, to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent.

                     6.5 Performance by Lender. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall be obligated, at the request of Lender, to promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(c) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                     6.6 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by Lender for the account of Borrower or any

Subsidiaries, and (ii) other property at any time held or owing by Lender to or for the credit or for the account of Borrower or any of the Subsidiaries, against and on account of any of the Obligations.

                     6.7 Application of Payments. Subsequent to the acceleration of the Loans pursuant to Subsection 6.2, all payments received by Lender on the Obligations and on the proceeds from the enforcement of the Obligations shall be applied as follows: First, to all Lender's fees and expenses then due and payable, then to all other expenses then due and payable by Borrower under any Loan Document, then to all indemnitee obligations then due and payable by Borrower under any Loan Document, then to all fees and expenses then due and payable by Borrower, then to accrued and unpaid interest on the New Loan, then to accrued and unpaid interest on the Original Loan, then to the principal amount of the New Loan and then to the principal amount of the Original Loan, in that order. Any remaining monies not applied as provided in this Subsection 6.7 shall be paid equally to Borrower or to any Person lawfully entitled thereto.

                     SECTION 7. CONDITIONS TO LOANS

                     7.1 The obligations of Lender to make the New Loan and to amend and to amend and restate the Old Note are subject to satisfaction of all of the applicable conditions set forth below.

                     7.2 Executed Loan Documents. (i) This Agreement, (ii) the Notes, (iii) the Security Agreements, (iv) the Guarantee, (v) the Warrant; and
(vi) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by each of the parties thereto in form and substance satisfactory to Lender, and each of the Borrower shall have delivered sufficient original counterparts thereof to Lender.

                     7.3 Closing Certificates; Opinions.

                     (a) Officer's Certificate. Lender shall have received, a certificate from the chief executive officer, chief operating officer or chief financial officer of Borrower in form and substance reasonably satisfactory to Lender , to the effect that, to each of their knowledge after reasonable diligence, all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete; that none of the Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower has satisfied each of the closing conditions to be satisfied hereby; that Borrower and its Subsidiaries have filed all required tax returns and owe no delinquent taxes.

                     (b) Certificate of Secretary of Borrower. Lender shall have received a certificate of the secretary or assistant secretary of Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation or organization of Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws or operating agreement of Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions or consents of members duly adopted by the Board of Directors of

Borrower authorizing the borrowings or guaranties contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of Borrower executing Loan Documents.

                     (c) Certificates of Good Standing. Lender shall have received certificates as of a recent date of the good standing of Borrower under the laws of their jurisdictions of organization and such other jurisdictions as are requested by Lender.

                     (d) Opinions of Counsel. Lender shall have received favorable opinions of counsel to Borrower addressed to Lender with respect to Borrower covering such matters as requested by Lender, including, without limitation, the Loan Documents, the Security Interest, the Guarantee, due authorization and other corporate matters, local laws and choice of laws issues and which are reasonably satisfactory in form and substance to Lender.

                     7.4 Collateral.

                     (a) Filings and Recordings. All filings and recordings (including, without limitation, all fixture filings and transmitting utility filings) that are necessary to perfect the Security Interest in the Collateral described in the Security Documents shall have been filed or recorded in all appropriate locations (or delivered to Lender for filing), and Lender shall have received evidence satisfactory to Lender that such Security Interest constitutes a valid and perfected first priority Lien therein subject to Permitted Encumbrances.

                     (b) Lien Searches. Borrower shall have delivered to Lender the results of Lien searches of all filings made against each of the Borrower and its Subsidiaries under the Uniform Commercial Code (and local tax and judgment filing offices) as in effect in any jurisdiction in which any of its assets are located, indicating, among other things, that each of the Borrower's assets are free and clear of any Lien, except for Permitted Encumbrances.

                     7.5 Insurance. Lender shall have received certificates of insurance and certified copies of insurance policies in the form required under Subsection 2.2, and the Security Documents and otherwise in form and substance reasonably satisfactory to Lender.

                     7.6 Consents. Borrower shall have delivered to Lender all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, the granting of the Security Interest and all such approvals shall be in form and substance satisfactory to Lender.

                     7.7 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Lender in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                     7.8 Financial Matters.

                     (a) Financial Statements. Lender shall have received recent annual and interim financial statements and other financial information with respect to Borrower and each of its Subsidiaries prepared in accordance with GAAP for the period ending on June 30, 2002.

                     (b) Fees, Expenses, Taxes, Etc. Borrower shall have paid to Lender the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                     7.9 Miscellaneous.

                     (a) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender. Lender shall have received copies of all other instruments and other evidence as Lender may reasonably request, in form and substance reasonably satisfactory to Lender, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                     7.10 Litigation, Investigations, Audits, Etc. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower after due inquiry, threatened against or in any other manner relating adversely to, Borrower or any of its Subsidiaries or any of their properties, in any court or before any arbitrator of any kind or before or by any Governmental Authority, that could reasonably be expected to have a Material Adverse Effect on Borrower or on any of its Subsidiaries.

                     SECTION 8. MISCELLANEOUS

                     8.1 Indemnities. Borrower, agrees to indemnify, pay, and hold Lender and its Affiliates and the officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, expenses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of Lender being a party to the Loan Documents including, without limitation, this Agreement (including, without limitation, in connection with any action, inaction, default or Default of Borrower) or otherwise in connection with this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby; provided, that Borrower shall not have an obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee or as a result of an Indemnitee's failure to perform its obligations hereunder, in each such case as determined by a final non appealable judgment of a court of competent jurisdiction. This Subsection

8.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

                     8.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Lender.

                     8.3 Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth above and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (New York, New York time) and otherwise on the Business Day next succeeding the date of transmission; (iii) if delivered by overnight courier, two (2) Business Days after delivery to the courier properly addressed; or (iv) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and proper address.

                     8.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

                     8.5 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower or any other Person makes payment(s) or Lender enforces its Liens or exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether by demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be reinstated and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                     8.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

                     8.7 Headings. Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

                     8.8 Applicable Law.THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

                     8.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Borrower may not assign its rights or obligations hereunder without the written consent of Lender, and prior to the occurrence of an Event of Default, Lender may not assign its rights or obligations hereunder without the written consent of Borrower.

                     8.10 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or its Subsidiaries by Lender.

                     8.11 Construction. Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Lender and Borrower.

                     8.12 Confidentiality. Lender agrees to hold any confidential information that they may receive from Borrower and its Subsidiaries pursuant to this Agreement in confidence that is identified as being confidential or proprietary or would reasonably be understood to be confidential or proprietary, except for disclosure: (i) on a confidential need-to-know basis to its Affiliates and legal counsel, independent public accountants and other professional advisors of Lender; (ii) to regulatory officials having jurisdiction over or Lender; (iii) as required or requested by Applicable Law or legal process; (iv) in connection with any legal proceeding between or among Lender and Borrower and/or its Subsidiaries or Affiliates (provided that, in the event Lender is so required to disclose such confidential information pursuant to clause (iii) of this Subsection 8.12, Lender shall promptly notify Borrower (unless legally prohibited from so doing), so that Borrower or any of its Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) subject to Subsection 8.9, to another Person in connection with a disposition or proposed disposition to that Person of all or part of that Lender's interests hereunder, provided that such disclosure is made subject to an appropriate confidentiality agreement entered into with the Borrower on terms substantially similar to this Subsection
8.12. For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower or its Subsidiaries, other than (A) information previously filed by Borrower or its Subsidiaries with any Governmental Authority and available to the public or otherwise made available to third parties on a non-confidential basis, (B) information previously published in any public medium from a source other than, directly or indirectly, Lender in violation of this Subsection 8.12 and (C) information obtained by Lender from a source independent of Borrower or its Subsidiaries.

                     8.13 Consent to Jurisdiction and Service of Process.

                     (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS.

EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST EACH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                     (b) EACH BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO SUCH BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 8.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

                     8.14 Waiver of Jury Trial. LENDER AND EACH BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. LENDER AND EACH BORROWER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. LENDER AND EACH BORROWER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. LENDER AND EACH BORROWER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

                     8.15 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4, .8.1, 8.13 and 8.14 and 8.15 (together with any other Sections or Subsections stated herein to so survive) shall survive the payment of the Loans and the termination of this Agreement.

                     8.16 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

                     8.17 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                     SECTION 9. DEFINITIONS

                     9.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

                     (a) "Affiliate" means (A) with respect to Borrower or any of its Subsidiaries, any Person (excluding the Lender): (i) directly or indirectly controlling, controlled by, or under common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower or any of its Subsidiaries; and (B) with respect to Lender, any Person which controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

                     (b) "Agreement" means this Credit Agreement (including all schedules and exhibits hereto), as amended, modified and supplemented from time to time as permitted herein.

                     (c) "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

                     (d) "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by Borrower or any of its Subsidiaries, of any of the following: (i) any of the capital stock or the ownership interests of Borrower or any of its Subsidiaries; or (ii) any or all of the Operating Assets of Borrower or any of its Subsidiaries, other than bona fide sales to customers in the ordinary course of business, dispositions of obsolete equipment not used or useful in the business of Borrower or any of its Subsidiaries, and sales of Cash Equivalents for fair value and transactions.

                     (e) "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                     (f) "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed.

                     (g) "Capital Lease" means any lease of real or personal property which is required to be capitalized under GAAP.

                     (h) "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

                     (i) "Change" means Change Technology Partners, Inc.

                     (j) "Change Note" means that Note dated as of August 28, 2002, issued by Borrower to Change, evidencing the loan from Change to Borrower in the amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000).

                     (k) "Closing Date" means September 30, 2002.

                     (l) "Collateral" means, collectively: (i) all "Collateral" as defined in the Security Documents; (ii) all real property and interests in real property mortgaged pursuant to the Security Documents; and (iii) any property or interest provided in addition to or in substitution for any of the foregoing.

                     (m) "Contingent Obligation" means, as applied to any Person, any direct or indirect contingent liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; or
(ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, other than pursuant to routine agreements entered into in the ordinary course of business, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                     (n) "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                     (o) "Dial" means Dial Communications Global Media, Inc., a corporation organized under the laws of the State of Delaware which is a wholly owned Subsidiary of Borrower.

                     (p) "Dial Security Agreement" means the security agreement dated as of September 30, 2002, executed by Dial in favor of Lender, as amended, modified and supplemented from time to time.

                     (q) "Environmental Laws" means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.? 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.ss.6901 et seq.).

                     (r) "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                     (s) "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                     (t) "Governmental Authority" means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising such functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                     (u) "Guarantor" means Dial.

                     (v) "Guaranty" means the continuing guarantee, dated as of even date herewith, in form and content approved by Lender and executed by Dial as of the date hereof in favor of Lender.

                     (w) "Indebtedness" means, as applied to any Person, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services except trade payables arising in the ordinary course of business not more than ninety (90) days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid; (vii) obligations with respect to principal under Contingent Obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the amount of such principal); and (viii) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person.

                     (x) "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance, transfer, guarantee, assumption of liability or other obligation or liability, or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                     (y) "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

                     (z) "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

                     (aa) "Loan" or "Loans" means the Original Loan and/or, as applicable, the New Loan.

                     (bb) Loan Documents" means this Agreement, the Notes, the Security Documents, the Warrant and all other instruments, documents and agreements executed by or on behalf of Borrower or any of its Subsidiaries, and delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

                     (cc) "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties or assets, or condition (financial or otherwise) or upon Borrower or any of its Subsidiaries taken as a whole, or (ii) the impairment of the ability of Borrower, or any of its Subsidiaries to perform its material obligations under any Loan Document to which it is a party or of Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

                     (dd) "Material Contracts" means (a) the Material Contracts listed on Schedule 5.15, (b) any contract or any other agreement, written or oral, of Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an aggregate amount in excess of One Million Dollars ($1,000,000) per annum and (c) any other contract or agreement, written or oral, of Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                     (ee) "Maturity Date" means the earlier of (a) the date payment is due under the Notes as a result of acceleration or otherwise; and (b)
(x) with respect to the New Note, September 29, 2004, and (x) with respect to the Original Note, October 31, 2002.

                     (ff) "Net Proceeds" means cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition, or debt or equity issuance including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition, net of (i) the reasonable costs incurred or accrued in connection with such sale, lease, transfer, issuance or other disposition (including taxes attributable to such sale, lease, transfer or issuance, including, if the disposing Person is a limited liability company, S corporation or a partnership, taxes attributable to its members, shareholders or partners with respect to such disposition) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

                     (gg) "New Security Agreement" means the security agreement dated as of September 30, 2002, executed by the Borrower in favor of Lender, as amended, modified and supplemented from time to time.

                     (hh) "Note" or "Notes" means the Amended Note and/or the New Note or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

                     (ii) "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the unpaid principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable, or any combination thereof, whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

                     (jj) "Original Note" means that receivable line of credit set forth in Secured Promissory Note dated June 17, 2002, issued by Borrower to Lender, evidencing the loan from Lender to Borrower in the amount of Five Hundred Thousand Dollars ($500,000).

                     (kk) "Original Security Agreement" means the security agreement dated as of June 17, 2002, executed by the Borrower in favor of Lender and of Phoenix Enterprises Family Fund, as amended, modified and supplemented from time to time.

                     (ll) "Permitted Encumbrances" means the following

                  (i) Liens for taxes, assessments or other governmental charges not yet due and payable or Liens for taxes, assessment or other governmental charges due and payable if the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained on the books of Borrower and its Subsidiaries, as applicable, in accordance with GAAP; statutory

                  (ii) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than ninety (90) days delinquent or which are being diligently contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of liabilities secured by such Liens is less than $100,000;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) deposits, in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

                  (v) any attachment or judgment Lien which, individually or when aggregated, does not constitute an Event of Default under Subsection 6.1(i) (whether individually or when aggregated with other such Liens);

                  (vi) Liens in favor of Lender;

                  (vii) Liens securing purchase money security agreements and Capital Leases permitted under Subsection 3.1(C), provided that such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness and such liens do not secure any amounts other than amounts necessary to purchase or lease such items;

                  (viii) Liens set forth on Schedule 3.2(a); and

                  (ix) Liens which pursuant to this Agreement secure refinanced or replaced Indebtedness that is (x) outstanding as of the date hereof, or (y) consented to by Lender, which had been secured by a lien.

                     (mm) "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

                     (nn) "Prime Rate" means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75% of the United States' 30 largest commercial banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent, the term "Prime Rate" shall be determined by reference to such other regularly published prime rate based upon any averaging of such 30 banks, as Lender shall determine, or if no such published average prime rate is available, then the term "Prime Rate" shall mean a variable rate of interest per annum as determined by Lender equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate announced from time to time by any of Bankers Trust Company and Citibank as selected by Lender (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). Any change in the "Prime Rate" shall be automatic, without the necessity of notice being provided to Borrower or any other party.

                     (oo) "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any equity interest in Borrower or any of its Subsidiaries, including any ownership interest and any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class and dividends payable to the Lender in its capacity as a holder of stock of Borrower; (ii) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, prior to its stated maturity, of any equity interest in Borrower or any of its Subsidiaries, including any ownership interest and any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness in contravention of any subordination provisions for the benefit of Lender; and (iv) any payment made prior to its stated maturity, to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower or any of its Subsidiaries, including any ownership interest and shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

                     (pp) "Security Agreements" means, collectively, the Original Security Agreement, the Dial Security Agreement and the New Security Agreement.

                     (qq) "Security Documents" means, collectively, all instruments, documents and agreements executed by or on behalf of Borrower to provide collateral security with respect to the Obligations, including, without limitation, the Security Agreements and the Guarantee, and all instruments, documents and agreements executed pursuant to the terms of the foregoing, in such case, as amended, modified and supplemented from time to time.

                     (rr) "Security Interest" means all Liens in favor of Lender, created hereunder or under any of the Security Documents to secure the Obligations.

                     (ss) "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof

                     (tt) "Warrant" means the Warrant to Purchase Common Stock of Excelsior Radio Networks, Inc. dated as of September 30, 2002, executed by Borrower in favor of Lender, as amended, modified and supplemented from time to time.

                     9.2 Other Definitional Provisions. References to "Sections," "Subsections," "Exhibits" and "Schedules" shall be to Sections, Subsections, Exhibits and Schedules of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 9.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                     Witness the due execution hereof by the duly authorized officers of the undersigned as of the date first written above.



                                    SUNSHINE II, LLC, as Lender

                                    By: /s/ Dan W.  Cohen
                                        -------------------------------------
                                        Name: Dan W. Cohen
                                        Title: Manager



                                    EXCELSIOR RADIO NETWORKS, INC., as Borrower

                                    By: /s/  Spencer L. Brown
                                        -------------------------------------
                                        Name: Spencer L. Brown
                                        Title: Executive Vice President

                                                                Exhibit 1.1(a)


THIS NOTE IS ENTITLED TO THE BENEFIT OF THAT CERTAIN SECURITY AGREEMENT, DATED AS OF JUNE 17, 2002, BY EXCELSIOR RADIO NETWORKS, INC. IN FAVOR OF SUNSHINE II, LLC AND PHOENIX ENTERPRISES FAMILY FUND LLC AND TO THE BENEFIT OF THAT CERTAIN SECURITY AGREEMENT, DATED AS OF SEPTEMBER 30, 2002, BY EXCELSIOR RADIO NETWORKS, INC. IN FAVOR OF SUNSHINE II, LLC


$500,000.00                                                  September 30, 2002

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


           FOR VALUE RECEIVED, the undersigned, EXCELSIOR RADIO NETWORKS, INC., a Delaware corporation, having an address at 450 Park Avenue, New York, New York 10022 ("Borrower") hereby promises to pay to the order of SUNSHINE II, LLC, a Colorado limited liability company, at its address 5200 N.W. 33rd Avenue, Suite 209, Ft. Lauderdale, Florida 33309 ("Payee"), on October 31, 2002 (the "Maturity Date"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or such lesser principal amount as shall at such time be outstanding hereunder (the "Principal Amount"). Each payment by the Borrower pursuant to this Amended and Restated Secured Promissory Note (this "Note) shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds. This Note amends and restates, in all respects, the Secured Promissory Note dated June 17, 2002, issued by Borrower to Lender, evidencing the loan from Lender to Borrower in the amount of Five Hundred Thousand Dollars ($500,000).

1. Payment of Interest.Interest on this Note shall accrue on the Principal Amount outstanding from time to time, and payments of Interest shall be made by Borrower to Payee, each in accordance with the terms of the certain credit agreement dated as of the date hereof by and between Borrower and Payee (the "Credit Agreement"), including, but not limited to, Section 1.2 thereof.

2. Payment of Principal. The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable by Borrower to Payee in accordance with the terms of the Credit Agreement, including, but not limited to, Sections 1.5 and 1.6 thereof; provided, howver, that interest

3. Limitation on Interest and Fees. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Payee under this Note exceed the maximum permissible amount under applicable law. If under or from any circumstances whatsoever, fulfillment of any provision hereof shall involve exceeding the limit of such validity prescribed by applicable law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from circumstances whatsoever Payee should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the Principal Amount and not to the payment of interest.

4. Default. Upon (x) an Event of Default (as such term is defined in the Credit Agreement) set forth in Subsections 6.1(a), 6.1(b), 6.1(c), 6.1(g), 6.1(h), 6.1(k) and 6.1(l) of the Credit Agreement as well as a breach by Borrower of Subsection 5.13 of the Credit Agreement, or (y) any other Event of Default (as such term is defined in the Credit Agreement), upon notice from Lender, in addition to any other right, remedy, power or privilege available permitted by law to Payee or to pursuant to the terms of the Loan Documents (as such term is defined in the Credit Agreement), the Principal Amount and accrued interest shall become due and payable immediately, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (other than notice of such election), all of which are hereby expressly waived by the Borrower. The Borrower agrees to pay to the Payee hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

5. Security Interest. This Note is secured by the Collateral (as defined in that certain security agreement, dated as of the June 17, 2002, by and between Borrower, Payee and Phoenix Enterprises Family Fund (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Original Security Agreement") and by the Collateral (as defined in that certain security agreement, dated as of the September 30, 2002, by and between Borrower and Payee (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "New Security Agreement" and collectively with the Original Security Agreement, the "Security Agreements"), together with all other collateral in which the Borrower now or hereafter grants to Payee a security interest. The Borrower expressly acknowledges and agrees that the this Note is a "Note" (as defined in the Original Security Agreement"). The Payee is entitled to all of the benefits and rights in the Security Agreements and any supplement, agreement, document or instrument now or any time hereafter executed and/or delivered in connection with the Security Agreements.

6. Governing Law. This Note shall be governed by, and construed and enforced in accordance with the law of the State of New York as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law). The Borrower and Payee hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such federal jurisdiction, the parties consent to be subject to the jurisdiction of the Supreme Court of the State of New York, County of New York. The Borrower and Payee further consent and agree that each such party may be served with process in the same manner as a notice may be given under Section 12 hereof. The parties hereto expressly waive any objection they may have to the laying of venue.

7. Severability. If any provision of this Note is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the holder hereof in order to effectuate the provisions hereof and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any other provision in any other jurisdiction, including the State of New York.

8. Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Payee and the Borrower and their respective transferees, successors and assigns. Payee may transfer or assign any of its rights hereunder without the prior written consent of the Borrower. The Borrower may transfer or assign any of its rights or obligations hereunder only upon receipt of the written consent thereto of the Payee.

9. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and the receipt of an indemnity agreement of the Payee reasonably satisfactory to the Borrower, the Borrower will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

10. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note.

11. Amendments and Waivers. Any term, covenant, condition or other provision of this Note may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the Payee and Borrower. Any amendment or waiver shall be binding upon each future holder of this Note and the Borrower , whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

12. Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth above and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (New York, New York time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two (2) Business Days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit in the mails with postage prepaid and proper address.

13. Waiver of Jury Trial. BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE NOTE THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S ACCEPTING THIS NOTE.

14. Rights, Remedies Cumulative. The rights and remedies of the Payee under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by the Payee in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                  [END OF TEXT]

           IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized, as of the date first above written.



                                EXCELSIOR RADIO NETWORKS, INC.

                                By:    ______________________________
                                       Name:
                                       Title:

                                                                Exhibit 1.1(b)


THIS NOTE IS ENTITLED TO THE BENEFIT OF THAT CERTAIN SECURITY AGREEMENT, DATED AS OF SEPTEMBER 30, 2002 BY EXCELSIOR RADIO NETWORKS, INC. IN FAVOR OF SUNSHINE II, LLC.



$2,250,000.00                                               September 30, 2002

                             SECURED PROMISSORY NOTE


           FOR VALUE RECEIVED, the undersigned, EXCELSIOR RADIO NETWORKS, INC., a Delaware corporation, having an address at 450 Park Avenue, New York, New York 10022 ("Borrower") hereby promises to pay to the order of SUNSHINE II, LLC, a Colorado limited liability company, at its address 5200 N.W. 33rd Avenue, Suite 209, Ft. Lauderdale, Florida 33309 ("Payee"), on September 29, 2004 (the "Maturity Date"), the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($2,250,000.00) or such lesser principal amount as shall at such time be outstanding hereunder (the "Principal Amount"). Each payment by the Borrower pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

1. Payment of Interest.Interest on this Note shall accrue on the Principal Amount outstanding from time to time, and payments of Interest shall be made by Borrower to Payee, each in accordance with the terms of the certain credit agreement dated as of the date hereof by and between Borrower and Payee (the "Credit Agreement"), including, but not limited to, Section 1.2 thereof.

2. Payment of Principal. The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable by Borrower to Payee in accordance with the terms of the Credit Agreement, including, but not limited to, Sections 1.5 and 1.6 thereof.

3. Limitation on Interest and Fees. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Payee under this Note exceed the maximum permissible amount under applicable law. If under or from any circumstances whatsoever, fulfillment of any provision hereof shall involve exceeding the limit of such validity prescribed by applicable law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from circumstances whatsoever Payee should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the Principal Amount and not to the payment of interest.

4. Default. Upon (x) an Event of Default (as such term is defined in the Credit Agreement) set forth in Subsections 6.1(a), 6.1(b), 6.1(c), 6.1(g), 6.1(h),

6.1(k), and 6.1(l) of the Credit Agreement as well as a breach by Borrower of Subsection 5.13 of the Credit Agreement, or (y) any other Event of Default (as such term is defined in the Credit Agreement), upon notice from Lender, in addition to any other right, remedy, power or privilege available permitted by law to Payee or to pursuant to the terms of the Loan Documents (as such term is defined in the Credit Agreement), the Principal Amount and accrued interest shall become due and payable immediately, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (other than notice of such election), all of which are hereby expressly waived by the Borrower. The Borrower agrees to pay to the Payee hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

5. Security Interest. This Note is secured by the Collateral (as defined in that certain security agreement, dated as of the date hereof, by and between Borrower and Payee (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Security Agreement"), together with all other collateral in which the Borrower now or hereafter grants to Payee a security interest. The Payee is entitled to all of the benefits and rights in the Security Agreement and any supplement, agreement, document or instrument now or any time hereafter executed and/or delivered in connection with the Security Agreement.

6. Governing Law. This Note shall be governed by, and construed and enforced in accordance with the law of the State of New York as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law). The Borrower and Payee hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such federal jurisdiction, the parties consent to be subject to the jurisdiction of the Supreme Court of the State of New York, County of New York. The Borrower and Payee further consent and agree that each such party may be served with process in the same manner as a notice may be given under Section 12 hereof. The parties hereto expressly waive any objection they may have to the laying of venue.

7. Severability. If any provision of this Note is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the holder hereof in order to effectuate the provisions hereof and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any other provision in any other jurisdiction, including the State of New York.

8. Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Payee and the Borrower and their respective transferees, successors and assigns. Payee may transfer or assign any of its rights hereunder without the prior written consent of the Borrower. The Borrower may transfer or assign any of its rights or obligations hereunder only upon receipt of the written consent thereto of the Payee.

9. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and the receipt of an indemnity agreement of the Payee reasonably satisfactory to the Borrower, the Borrower will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

10. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note.

11. Amendments and Waivers. Any term, covenant, condition or other provision of this Note may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the Payee and Borrower. Any amendment or waiver shall be binding upon each future holder of this Note and the Borrower , whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

12. Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth above and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (New York, New York time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two (2) Business Days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit in the mails with postage prepaid and proper address.

13. Waiver of Jury Trial. BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE NOTE THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S ACCEPTING THIS NOTE.

14. Rights, Remedies Cumulative. The rights and remedies of the Payee under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by the Payee in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                  [END OF TEXT]

           IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized, as of the date first above written.



                                   EXCELSIOR RADIO NETWORKS, INC.

                                   By:    ______________________________
                                          Name:
                                          Title:

                                 EXHIBIT 4.1(B)

                                     FORM OF
                             COMPLIANCE CERTIFICATE

           THIS COMPLIANCE CERTIFICATE is given by ______________, the [CHIEF EXECUTIVE OFFICER/CHIEF FINANCIAL OFFICER] of _________________ ("Borrower") pursuant to Subsection 4.1(b) of that certain Credit Agreement, dated as of September 30, 2002 (as such agreement may hereafter be amended, modified or supplemented, the "Credit Agreement"), between the Borrower and the Lender (as defined therein). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

           I hereby certify as follows:

1. I am the [CHIEF EXECUTIVE OFFICER/CHIEF FINANCIAL OFFICER] of the Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certificate that the matters set forth below are true and accurate to the best of my present knowledge, information and belief after due inquiry;

2. Attached hereto as Annex A are the [AUDITED/UNAUDITED] [ANNUAL/QUARTERLY] financial statements of the Borrower, for the fiscal [YEAR/QUARTER] ended ________________, as required by Subsection 4.1(b) of the Credit Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement), fairly present the condition of the Borrower during the periods covered thereby and as of the dates thereof, and are in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP);

3. I have reviewed the activities of the Borrower, and consulted with appropriate representatives of the Borrower during the fiscal [YEAR/QUARTER] ended ____________, and reviewed the Credit Agreement and the other Loan Documents. As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex B hereto.

4. Attached as Annex C hereto is a complete list of substantially all real property or interests therein, including easements, licenses and similar rights in real estate, purchased, leased otherwise acquired by the Borrower since the time such information was last provided to the Lender.

           IN WITNESS WHEREOF, I have executed this Compliance Certificate as of __________________, _____.



                                      -------------------------------------
                                      Name:
                                      Title:
                                      Company: